UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 20, 2013

CYTOCORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-00935	36-4296006
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 North Orleans Street, Suite 510

Chicago, IL 60654

(Address of principal executive offices) (Zip Code)

(312) 222-9550

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 3.02 is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On May 20, 2013, the board of directors of Cytocore, Inc. (the “Company,” “we” or “us”) approved the conversion of approximately $3.45 million in liabilities owed to various parties (the “Conversion”), including the Company’s chief executive officer and chief financial officer and certain members of the board of directors, into shares of common stock. Under the Conversion, we will issue an aggregate of 172,500,000 shares in exchange for the cancellation of outstanding loans and director fees. Of these shares: (i) 162,500,000 will be issued to Robert F. McCullough, Jr., our chief executive officer and chief financial officer, for the cancellation of $3.25 million of outstanding indebtedness payable by us to Mr. McCullough; and (ii) 3,750,000 shares will be issued to each of John H. Abeles, M.D. and Alexander M. Milley, members of our board of directors, in exchange for unpaid director fees of $75,000 each.

In connection with the Conversion, we entered into a letter agreement (the “Conversion Agreement”) with Mr. McCullough, pursuant to which all parties agreed to convert the $3.25 million payable by us to Mr. McCullough into 162,500,000 shares of our common stock. Prior to the issuance, Mr. McCullough beneficially owned 5,190,706 shares of common stock, constituting approximately 7.1% of our issued and outstanding shares of common stock. After the issuance, Mr. McCullough will beneficially own 167,690,706 shares of our common stock, constituting approximately 67.2% of our issued and outstanding shares of common stock.

In addition, we agreed to issue to Augusto Ocana, Xavier Carbonell, and Mauro Scimia, members of our board of directors, 1,805,528, 919,234 and 902,764 shares of common stock, respectively, in consideration of consulting services previously provided to us.

The shares will be issued in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

The description of the Conversion Agreement set forth above is qualified in its entirety by reference to a copy of such agreement filed as an exhibit to this report.

Item 5.01	Changes in Control of Registrant.

The information provided in Item 3.02 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Letter Agreement between the Company and Robert McCullough, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytocore, Inc.

Date: May 24, 2013	By:	/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer and
Chief Financial Officer

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